Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA DELIVERS STRONG 2017 RESULTS,
EXPECTS CONTINUED REVENUE AND EARNINGS GROWTH IN 2018

o	Total revenues increased 5% to $41.6 billion

o	Shareholders' net income for 2017 was $2.2 billion, or $8.77 per share

o	Adjusted income from operations[1] for 2017 was $2.7 billion, or $10.46 per share

o	Total revenues are expected to grow 7% to 8% in 2018, with projected growth of 300,000 to 500,000 global medical customers[2]

o	Adjusted income from operations[1,3] is projected to be in the range of $3.08 billion to $3.20 billion in 2018, or $12.40 to $12.90 per share[4], which represents per share growth of 19% to 23% over 2017

BLOOMFIELD, CT, February 1, 2018– Cigna Corporation (NYSE: CI) today reported strong 2017 results with growth across the Company's Global Health Care, Global Supplemental Benefits and Group Disability & Life segments.

"Cigna's exceptionally strong 2017 performance reflects our team's dedication to delivering innovative solutions aligned to the evolving needs of our customers and clients around the world," said David M. Cordani, President and Chief Executive Officer.  "We've entered 2018 with considerable momentum for growth in each of our businesses, as we continue to invest in market-leading capabilities to create differentiated value for our stakeholders."

Total revenues for 2017 were $41.6 billion, an increase of 5% over 2016, driven by continued growth in Cigna's targeted customer segments.

Shareholders' net income for 2017 was $2.2 billion, or $8.77 per share, compared with $1.9 billion, or $7.19 per share, for 2016.

Cigna's adjusted income from operations1 for 2017 was $2.7 billion, or $10.46 per share, compared with $2.1 billion, or $8.10 per share, for 2016.  This reflects significantly increased earnings contributions from each of our business segments.

Reconciliations of shareholders' net income to adjusted income from operations1 are provided on the following page, and on Exhibit 2 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of consolidated operating revenues5 to total revenues and adjusted income from operations1 to shareholders' net income:
Consolidated Financial Results (dollars in millions, customers in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017

Total Revenues	$10,531	$9,944	$10,382	$41,616
Net Realized Investment (Gains)	(23)	(59)	(117)	(237)
Consolidated Operating Revenues[5]	$10,508	$9,885	$10,265	$41,379

Consolidated Earnings, net of taxes
Shareholders' Net Income	$266	$382	$560	$2,237
Net Realized Investment (Gains)	(16)	(38)	(75)	(156)
Amortization of Other Acquired Intangible Assets	12	22	16	66
Special Items[1]	221	119	215	521
Adjusted Income from Operations[1]	$483	$485	$716	$2,668

Shareholders' Net Income, per share	$1.07	$1.47	$2.21	$8.77
Adjusted Income from Operations[1], per share	$1.94	$1.87	$2.83	$10.46

•	Cash and marketable investments at the parent company were $1.2 billion at December 31, 2017 and $2.8 billion at December 31, 2016.

•	In 2017, the Company repurchased 15.7 million shares of stock for $2.8 billion. In January 2018, the Company repurchased 1.2 million shares of common stock for approximately $260 million.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders' net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017

Premiums and Fees	$7,326	$6,857	$7,197	$29,041
Adjusted Income from Operations[1]	$397	$406	$575	$2,173
Adjusted Margin, After-Tax[6]	4.8%	5.2%	7.1%	6.7%

	As of the Periods Ended
	December 31,		September 30,
Customers:	2017	2016	2017
Commercial	15,420	14,631	15,332
Government	487	566	484
Medical[2]	15,907	15,197	15,816

Behavioral Care[7]	26,849	25,790	26,636
Dental	15,801	14,981	15,776
Pharmacy	8,960	8,461	8,959
Medicare Part D	821	972	812

•	Global Health Care delivered attractive results in 2017, led by organic growth and strong margins in our Commercial business.

•	The medical customer base[2] at the end of 2017 totaled 15.9 million, an organic increase of more than 700,000 customers during the year, driven by strong growth across our Commercial market segments.

•
Fourth quarter 2017 premiums and fees increased 7% relative to fourth quarter 2016, driven by Commercial customer growth and specialty contributions, partially offset by lower enrollment in our Government business, as expected.

•
Fourth quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect strong medical and specialty contributions, continued effective medical cost management, strategic investments for long-term growth, and expected seasonally higher medical costs.

•	Adjusted income from operations[1] for full year 2017 and 2016 included favorable prior year reserve development on an after-tax basis of $112 million and $7 million, respectively.

•
The Total Commercial medical care ratio[8] ("MCR") of 79.9% for full year 2017 and 84.3% for fourth quarter 2017 reflect strong performance and effective medical cost management in our employer business, the impact of the health insurance tax moratorium, and expected seasonally higher fourth quarter medical costs.

•	The Total Government MCR[8] of 84.9% for full year 2017 and 83.4% for fourth quarter 2017 reflect solid performance in our Medicare Advantage and Medicare Part D businesses.

•
The Global Health Care operating expense ratio[8] of 20.9% for full year 2017 and 22.2% for fourth quarter 2017 reflect the impact of the health insurance tax moratorium, business mix changes and continued investments in strategic initiatives.

•	Global Health Care net medical costs payable[9] was approximately $2.45 billion at December 31, 2017 and $2.26 billion at December 31, 2016.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017

Premiums and Fees[10]	$987	$842	$937	$3,707
Adjusted Income from Operations[1]	$81	$63	$109	$369
Adjusted Margin, After-Tax[6]	7.9%	7.2%	11.1%	9.5%

	As of the Periods Ended
	December 31,		September 30,
	2017	2016	2017

Policies[10]	13,138	12,151	13,087

•
Global Supplemental Benefits delivered outstanding results in 2017, reflecting the value of our differentiated health and life solutions for individual consumers provided through diversified distribution channels.

•	Fourth quarter 2017 premiums and fees[10] grew 17% over fourth quarter 2016, reflecting continued business growth.

•	Fourth quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect business growth and favorable claims experience, particularly in South Korea.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017

Premiums and Fees	$1,020	$1,035	$1,015	$4,088
Adjusted Income (Loss) from Operations[1]	$61	$69	$73	$285
Adjusted Margin, After-Tax[6]	5.5%	6.1%	6.6%	6.4%

•	Group Disability and Life results reflect the value created for our customers and clients through differentiated solutions that enhance health, productivity and sense of security.

•
Fourth quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect disability and life results consistent with our expectations, as well as targeted investments to support long-term growth.

Corporate & Other Operations

Adjusted loss from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017

Corporate & Other Operations	$(56)	$(53)	$(41)	$(159)

2018 OUTLOOK

Cigna's outlook for full year 2018 consolidated adjusted income from operations1,3 is in the range of $3.08 billion to $3.20 billion, or $12.40 to $12.90 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment, and reflects the impact of the Company's adoption of the new revenue accounting standard effective January 1, 2018.4

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending
December 31, 2018 [1,3,4]

Adjusted Income (Loss) from Operations
Global Health Care	$2,600 to 2,680
Global Supplemental Benefits	$380 to 400
Group Disability and Life	$330 to 350
Ongoing Businesses	$3,310 to 3,430

Corporate & Other Operations	$(230)
Consolidated Adjusted Income from Operations	$3,080 to 3,200

Consolidated Adjusted Income from Operations, per share	$12.40 to 12.90

2018 Operating Metrics and Ratios Outlook
Total Revenue Growth	7% to 8%

Full Year Total Commercial Medical Care Ratio[8]	77.5% to 78.5%
Full Year Total Government Medical Care Ratio[8]	84% to 85%
Full Year Global Health Care Operating Expense Ratio[8]	22.5% to 23.5%
Global Medical Customer Growth[2]	300,000 to 500,000 customers
Consolidated Adjusted Tax Rate [11]	24% to 25%

Consolidated Projected Adjusted Income from Operations1,3,4 Outlook Roll-forward

(dollars in millions)

2017 Result	$2,668
- 2017 prior year reserve development	($112)
+ 2018 core growth	$100 to $220

+ 2018 gross impact of U.S. corporate tax reform	$575
- 2018 additional investments enabled by U.S. corporate tax reform	($150)

2018 Outlook	$3,080 to $3,200

The foregoing statements represent the Company's current estimates of Cigna's 2018 consolidated and segment adjusted income from operations1,3 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  Management will be hosting a conference call to review fourth quarter 2017 results and discuss full year 2018 outlook beginning today at 8:30 a.m. EST.  A link to the conference call is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:
Live Call
(888) 324-7575	(Domestic)
(210) 234-0013	(International)
Passcode:	2012018

Replay
(888) 566-0596	(Domestic)
(203) 369-3072	(International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. EST.

Notes:

1.
Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

3.
Management is not able to provide a reconciliation to shareholders' net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders' net income could vary materially.

4.
The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.  Also, the Company's outlook reflects the impact of the adoption of the new revenue accounting standard (ASU 2014-09) effective January 1, 2018.  The Company's fourth quarter 2017 financial supplement dated February 1, 2018 includes a comparison of 2017 and 2016 key income statement line items and ratios as reported, and as revised under the new standard.  Additional information regarding the Company's adoption of the standard will be available in the Company's 10-K expected to filed on February 28, 2018.

5.
The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues."  We define consolidated operating revenues as total revenues excluding realized investment results.  We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment.  As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business.  See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

6.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

7.	Prior period behavioral care customers have been revised to conform to current presentation.

8.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care operating expense ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

9.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.72 billion as of December 31, 2017 and $2.53 billion as of December 31, 2016.

10.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

11.
The measure "consolidated adjusted tax rate" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "consolidated effective tax rate."  We define consolidated adjusted tax rate as the income tax rate applicable to the Company's pre-tax income excluding net realized investment results, net amortization of other acquired intangible assets and special items.  Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2018, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2017; projected growth beyond 2018; projected medical care and operating expense ratios and medical cost trends; the anticipated effects of U.S. tax reform and our projected consolidated adjusted tax rate; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years;  and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions, including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; uncertainty as to the outcome of the litigation between Cigna and Anthem, Inc. with respect to the termination of the merger agreement, the reverse termination fee and/or contract and non-contract damages for claims each party has filed against the other, including the risk that a court finds that Cigna has not complied with its obligations under the merger agreement, is not entitled to receive the reverse termination fee or is liable for breach of the merger agreement; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)	Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

REVENUES

Premiums	$8,164	$7,621	$32,307	$30,626
Fees	1,191	1,139	4,608	4,485
Net investment income	317	299	1,226	1,147
Mail order pharmacy revenues	779	759	2,979	2,966
Other revenues	57	67	259	275
Consolidated operating revenues	10,508	9,885	41,379	39,499
Net realized investment gains	23	59	237	169

Total revenues	$10,531	$9,944	$41,616	$39,668

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income	$266	$382	$2,237	$1,867
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains)	(16)	(38)	(156)	(109)
Amortization of other acquired intangible assets, net	12	22	66	94
Special items	221	119	521	252

Adjusted income from operations (1)	$483	$485	$2,668	$2,104

Adjusted income (loss) from operations by segment
Global Health Care	$397	$406	$2,173	$1,852
Global Supplemental Benefits	81	63	369	294
Group Disability and Life	61	69	285	125
Ongoing Operations	539	538	2,827	2,271
Corporate and Other	(56)	(53)	(159)	(167)

Total adjusted income from operations	$483	$485	$2,668	$2,104

DILUTED EARNINGS PER SHARE

Shareholders' net income	$1.07	$1.47	$8.77	$7.19
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains)	(0.06)	(0.14)	(0.61)	(0.42)
Amortization of other acquired intangible assets, net	0.05	0.08	0.26	0.36
Special items	0.88	0.46	2.04	0.97
Adjusted income from operations (1)	$1.94	$1.87	$10.46	$8.10
Weighted average shares (in thousands)	249,181	259,882	255,072	259,647
Common shares outstanding (in thousands)			243,967	256,869

SHAREHOLDERS' EQUITY at December 31,			$13,735	$13,723

SHAREHOLDERS' EQUITY PER SHARE at December 31,			$56.30	$53.42

(1)  Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS	Exhibit 2

(Dollars in millions, except per share amounts)	Diluted Earnings						Global
	Per Share			Consolidated			Health Care
Three Months Ended,	4Q17	4Q16	3Q17	4Q17	4Q16	3Q17	4Q17	4Q16	3Q17

Shareholders' net income (loss)	$1.07	$1.47	$2.21	$266	$382	$560	$529	$337	$610
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(0.06)	(0.14)	(0.29)	(16)	(38)	(75)	(3)	(29)	(47)
Amortization of other acquired intangible assets, net	0.05	0.08	0.06	12	22	16	8	18	12
Special items:
U.S. tax reform	0.78	-	-	196	-	-	(137)	-	-
Transaction-related costs	0.10	0.15	0.03	25	39	6	-	-	-
Risk corridor allowance	-	0.31	-	-	80	-	-	80	-
Debt extinguishment costs	-	-	0.82	-	-	209	-	-	-
Adjusted income (loss) from operations	$1.94	$1.87	$2.83	$483	$485	$716	$397	$406	$575
Weighted average shares (in thousands)	249,181	259,882	253,410

Special items, pre-tax:
U.S. tax reform				$(56)	$-	$-	$-	$-	$-
Transaction-related costs				38	43	9	-	-	-
Risk corridor allowance				-	124	-	-	124	-
Debt extinguishment costs				-	-	321	-	-	-
Total				$(18)	$167	$330	$-	$124	$-

(Dollars in millions, except per share amounts)	Diluted Earnings						Global
	Per Share			Consolidated			Health Care
Year Ended December 31,	2017		2016	2017		2016	2017		2016

Shareholders' net income (loss)	$8.77		$7.19	$2,237		$1,867	$2,282		$1,751
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(0.61)		(0.42)	(156)		(109)	(88)		(78)
Amortization of other acquired intangible assets, net	0.26		0.36	66		94	48		74
Special items:
U.S. tax reform	0.77		-	196		-	(137)		-
Debt extinguishment costs	0.82		-	209		-	-		-
Long-term care guaranty fund assessment	0.32		-	83		-	68		-
Transaction-related costs(1)	0.13		0.56	33		147	-		-
Risk corridor allowance	-		0.31	-		80	-		80
Charges associated with litigation matters	-		0.10	-		25	-		25
Adjusted income (loss) from operations	$10.46		$8.10	$2,668		$2,104	$2,173		$1,852
Weighted average shares (in thousands)	255,072		259,647
Common shares outstanding as of December 31, (in thousands)	243,967		256,869

Special items, pre-tax:
U.S. tax reform				$(56)		$-	$-		$-
Debt extinguishment costs				321		-	-		-
Long-term care guaranty fund assessment				129		-	106		-
Transaction-related costs(1)				126		166	-		-
Risk corridor allowance				-		124	-		124
Charges associated with litigation matters				-		40	-		40
Total				$520		$330	$106		$164

(1) For additional information related to a one-time tax benefit of approximately $60 million recorded in the second quarter of 2017, please refer to Note 3 to the Consolidated Financial Statements in Cigna's Form 10-K for the period ended December 31, 2017 expected to be filed on February 28, 2018.

CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS

(Dollars in millions, except per share amounts)	Global Supplemental			Group Disability			Corporate and
	Benefits			and Life			Other
Three Months Ended,	4Q17	4Q16	3Q17	4Q17	4Q16	3Q17	4Q17	4Q16	3Q17

Shareholders' net income (loss)	$19	$54	$105	$105	$83	$97	$(387)	$(92)	$(252)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(15)	5	-	(5)	(14)	(24)	7	-	(4)
Amortization of other acquired intangible assets, net	4	4	4	-	-	-	-	-	-
Special items:
U.S. tax reform	73	-	-	(39)	-	-	299	-	-
Transaction-related costs	-	-	-	-	-	-	25	39	6
Risk corridor allowance	-	-	-	-	-	-	-	-	-
Debt extinguishment costs	-	-	-	-	-	-	-	-	209
Adjusted income (loss) from operations	$81	$63	$109	$61	$69	$73	$(56)	$(53)	$(41)
Weighted average shares (in thousands)

Special items, pre-tax:
U.S. tax reform	$-	$-	$-	$-	$-	$-	$(56)	$-	$-
Transaction-related costs	-	-	-	-	-	-	38	43	9
Risk corridor allowance	-	-	-	-	-	-	-	-	-
Debt extinguishment costs	-	-	-	-	-	-	-	-	321
Total	$-	$-	$-	$-	$-	$-	$(18)	$43	$330

(Dollars in millions, except per share amounts)	Global Supplemental			Group Disability			Corporate and
	Benefits			and Life			Other
Year Ended December 31,	2017		2016	2017		2016	2017		2016

Shareholders' net income (loss)	$302		$268	$358		$164	$(705)		$(316)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(24)		6	(49)		(39)	5		2
Amortization of other acquired intangible assets, net	18		20	-		-	-		-
Special items:
U.S. tax reform	73		-	(39)		-	299		-
Debt extinguishment costs	-		-	-		-	209		-
Long-term care guaranty fund assessment	-		-	15		-	-		-
Transaction-related costs(1)	-		-	-		-	33		147
Risk corridor allowance	-		-	-		-	-		-
Charges associated with litigation matters	-		-	-		-	-		-
Adjusted income (loss) from operations	$369		$294	$285		$125	$(159)		$(167)
Weighted average shares (in thousands)
Common shares outstanding as of December 31, (in thousands)

Special items, pre-tax:
U.S. tax reform	$-		$-	$-		$-	$(56)		$-
Debt extinguishment costs	-		-	-		-	321		-
Long-term care guaranty fund assessment	-		-	23		-	-		-
Transaction-related costs(1)	-		-	-		-	126		166
Risk corridor allowance	-		-	-		-	-		-
Charges associated with litigation matters	-		-	-		-	-		-
Total	$-		$-	$23		$-	$391		$166

(1) For additional information related to a one-time tax benefit of approximately $60 million recorded in the second quarter of 2017, please refer to Note 3 to the Consolidated Financial Statements in Cigna's Form 10-K for the period ended December 31, 2017 expected to be filed on February 28, 2018.